Exhibit 3.23.1

CERTIFICATE OF FORMATION

OF

RAINBOW FILMS HOLDING LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is RAINBOW FILMS HOLDING LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

Executed on December 21, 2000

By:	/s/ Victoria D. Salhus
Victoria D. Salhus
Authorized Person

Exhibit 3.23.1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

RAINBOW FILMS HOLDING LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is Rainbow Films Holding LLC.

2. The Certificate of Formation of the limited liability company is hereby amended by striking out the “First” paragraph thereof and by substituting in lieu of said “First” paragraph the following new “First” paragraph:

“FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Rainbow Film Holdings LLC.”

Dated: March 26, 2003

RAINBOW FILMS HOLDING LLC

By:	Rainbow Media Holdings, Inc., its sole member

By:	/s/ David Deitch
David Deitch, Secretary